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                                                                   EXHIBIT 10.4

                             LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT ("Agreement"), dated as of the 29th day of May, 1992, is made and entered into on the terms and conditions hereinafter set forth, by and among CCS TECHNOLOGY GROUP, INC., a Florida corporation ("Borrower"), and SIRROM CAPITAL, L.P., a Tennessee limited partnership ("Lender").

                                      RECITALS:

         WHEREAS, Borrower has requested that Lender make available to Borrower a loan in the principal amount of $1,000,000 (the "Loan") on the terms and conditions hereinafter set forth, and for the purposes hereinafter set forth; and

         WHEREAS, in order to induce Lender to make the Loan to Borrower, Borrower has made certain representations to Lender; and

         WHEREAS, Lender, in reliance upon the representations and inducements of Borrower, has agreed to make the Loan upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the agreement of Lender to make the Loan, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

                                     ARTICLE I

                                     THE LOAN

         1.01 EVIDENCE OF LOAN INDEBTEDNESS AND REPAYMENT. The Loan shall be evidenced by a Secured Promissory Note in the original principal amount of One Million and No/100 Dollars($1,000,000), substantially in the form attached hereto as EXHIBIT A (the "Note"), of even date herewith, executed by Borrower, in favor of Lender. The Loan shall be payable in accordance with the terms of the Note.

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         1.02  COMMITMENT FEE. Borrower shall pay to Lender a commitment fee of $15,000 on the date the Loan is funded.

                                     ARTICLE II

                                      SECURITY

         2.01 SECURITY. The Secured Obligations (as hereinafter defined) are and shall continue to be secured as follows:

         (A) Borrower hereby assigns and pledges to Lender a first and prior security interest in the following described property and interests in property, together with all proceeds thereof (collectively, "the Collateral"):

              (i) EQUIPMENT. All machinery and equipment, all data processing and office equipment, all computer equipment, hardware and firmware, all furniture, fixtures, appliances and all other goods of every type and description, whether now owned or hereafter acquired and wherever located, together with all parts, accessories and attachments and all replacements thereof and additions thereto; notwithstanding the foregoing, Lender acknowledges that Borrower has previously granted a security interest in certain equipment to IBM Credit Corporation and other equipment lessors which security interests may be found to be senior to the security interest in equipment granted to Lender in this
         Section 2.01(A)(i); and

              (ii) INVENTORY. All inventory and goods of Borrower, whether held for lease, sale or furnishing under contracts of service, all agreements for lease of same and rentals

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         therefrom, whether now in existence or owned or hereafter acquired and wherever located; and

              (iii) GENERAL INTANGIBLES. All rights, interests, chooses in action, causes of action, claims and all other intangible property of Borrower of every kind and nature, in each instance whether now owned or hereafter required but not limited to, all corporate and business records; all loans, royalties, and other obligations receivable; all trade secrets, inventions, designs, patents, patent applications, registered or unregistered service marks, trade names, trademarks, copyrights and the goodwill associated therewith and incorporated therein, and all registrations and applications for registration related thereto; goodwill, licenses, permits, franchises, customer lists and credit files; all customer and supplier contracts, firm sale orders, rights under license and franchise agreements, and other contracts and contract rights; all right, title and interest under leases, subleases, licenses and concessions and other agreements relating to real or personal property and any security agreements relating thereto; all rights to indemnification; all proceeds of insurance of which Borrower is beneficiary; all letters of credit, guarantees, liens, security interests and other security held by or granted to Borrower; and all other intangible property, whether or not similar to the foregoing; and

              (iv) ACCOUNTS CHATTEL PAPER, INSTRUMENTS AND DOCUMENTS. All of Borrower's accounts, accounts receivable, chattel paper, instruments and documents, whether now in existence or owned or hereafter acquired, entered into, created or arising, and wherever located; provided, however, that Lender will release its claim to a first and prior security interest in a portion of Borrower's accounts

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         receivable and, if required, inventory to the extent
         necessary to secure additional financing of up to $1,000,000 from a third party lender as provided in Section 4.02; and

              (v) SOFTWARE AND RELATED MATERIALS. The object codes and the source codes comprising the computer software programs listed on
         SCHEDULE 2.01 as the same exist on the date hereof and all future improvements, enhancements, revisions and versions thereof, including all versions of such software as adapted and as marketed for use on all types of computer hardware (collectively, the "Software"); all rights to royalties generated from the Software pursuant to licensing, distribution, purchase or similar agreements presently or hereinafter in effect; and all rights, interests, choses in action, causes of action and claims for infringement relative to such property interest of Borrower; any and all documentation, specifications, instructions, user manuals and other written materials and software necessary to run the Software, to provide a complete understanding of the development of the Software, and to enable the continued and uninterrupted marketing of the Software; and

              (vi) STOCK OF SUBSIDIARIES. All of Borrower's right, title and interest in and to the capital stock of each of its subsidiaries (collectively, the "Subsidiaries") listed on SCHEDULE 2.01(A)(vi) and all payments thereunder and all dividends, instruments or other property from time to time distributed in respect thereof; and

              (vii) OTHER PROPERTY. All property or interests in property now owned or hereafter acquired by Borrower.

         (B) The guaranty of each of Borrower's Subsidiaries with such guaranty being secured by the grant to Lender of a security interest in certain property and assets of such Subsidiaries as set forth in a Guaranty and Security Agreement in the form of EXHIBIT B hereto.

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         This Agreement and any other instruments, documents or agreements now or hereafter securing the Secured Obligations are herein collectively referred to as the "Security Instruments". The Security Instruments, together with the Note and any other instruments and documents now or hereafter evidencing, securing or in any way related to the indebtedness evidenced by the Note are herein individually referred to as a "Loan Document" and collectively referred to as the "Loan Documents".

         2.02 SECURED OBLIGATIONS. Without limiting any of the provisions thereof, the Security Instruments shall secure:

                   (a) The full and timely payment of the indebtedness
              evidenced by the Note, together with interest thereon, and any extensions, modifications, consolidations, and/or renewals thereof and any notes given in payment thereof,

                   (b) The full and prompt performance of all of the
              obligations of Borrower to Lender under the Loan Documents to which Borrower is a party,

                   (c) The full and prompt payment of all court costs, expenses and costs of whatever kind incident to the collection of the indebtedness evidenced by the Note, the enforcement or protection of the security interests of the Security Instruments or the exercise by Lender of any rights or remedies of Lender with respect to the indebtedness evidenced by the Note, including without limitation reasonable attorney's fees incurred by Lender, all of which Borrower agrees to pay to Lender upon demand, and

                   (d) The full and prompt payment and performance of any and all other indebtedness and other obligations of Borrower to Lender, direct or contingent, however evidenced or denominated, and however and whenever incurred,

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

              including but not limited to indebtedness incurred pursuant to any present or future commitment of Lender to Borrower, together with interest thereon, and any extensions, modifications, consolidations and/or renewals thereof and any notes given in payment thereof.

All of the foregoing indebtedness and other obligations are herein collectively referred to as the "Secured Obligations".

                                     ARTICLE III

                            REPRESENTATIONS AND WARRANTIES

         Borrower hereby represents and warrants to Lender as follows:

         3.01 CORPORATE STATUS. (a) Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under this Agreement and the other Loan Documents to which it is a party. Borrower and each of its Subsidiaries is duly qualified to do business and is in good standing in each state in which a failure to be so qualified would have a material adverse effect on such entity's financial position or its ability to conduct its business in the manner now conducted.

         3.02 AUTHORIZATION. Borrower and each of its Subsidiaries has full legal right, power and authority to enter into and perform its obligations under the Loan Documents, including the delivery of certificates representing shares of capital stock of each of Borrower's Subsidiaries, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of this Agreement, the borrowing hereunder, the execution and delivery of each Loan Document to which Borrower or any of its Subsidiaries is a party, and the performance by Borrower and each of its Subsidiaries of their obligations hereunder and/or thereunder are within the corporate powers of each such entity and have been duly authorized by all

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necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or bylaws of Borrower and its Subsidiaries, or any agreement binding upon Borrower, its Subsidiaries or their respective properties. The officer(s) executing this Agreement, the Note and all of the other Loan Documents to which Borrower or its Subsidiaries is a party, are duly authorized to act on behalf of such entity.

         3.03 VALIDITY AND BINDING EFFECT. This Agreement and the other Loan Documents are the legal, valid and binding obligations of the Borrower and its Subsidiaries, enforceable in accordance with their respective terms, subject to limitations imposed by bankruptcy, insolvency, moratorium, or similar laws or provisions of general application.

         3.04 OTHER TRANSACTIONS. Except as disclosed in Section 2.01 and on
SCHEDULE 3.04, there are no outstanding loans, liens, pledges, security interests, agreements or other financing upon which Borrower or any of its Subsidiaries is obligated or by which Borrower or any of its Subsidiaries is bound that will in any way permit any third person to have or obtain priority over Lender as to any of the collateral security granted to Lender pursuant to this Agreement and the other Security Instruments. Consummation of the transactions hereby contemplated and the performance of the obligations of Borrower and its Subsidiaries under and by virtue of the Loan Documents to which such entity is a party will not result in any breach of, or constitute a default under, any mortgage, security deed or agreement, deed of trust, lease, bank loan or credit agreement, corporate charter or bylaws, agreement or certificate of limited partnership, partnership agreement, license, franchise or any other instrument or agreement to which Borrower or any of its Subsidiaries is a party or by which Borrower, its Subsidiaries or their respective properties may be bound or affected or to which Borrower or such Subsidiaries have not obtained an effective waiver.

         3.05 PLACES OF BUSINESS. The records with respect to all intangible personal property constituting the collateral security for the Secured Obligations are maintained

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at the chief executive offices of Borrower at 900 Winderley Place, Maitland,
Florida 32751 or at the principal office of Borrower's Subsidiaries; notwithstanding the foregoing, the location of such records may be changed upon prior written notice to Lender of such change.

         3.06 LITIGATION. Except as set forth on SCHEDULE 3.06 hereto, there are no actions, suits or proceedings pending, or, to the knowledge of Borrower, threatened, against or affecting Borrower or its Subsidiaries or involving the validity or enforceability of any of the Loan Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency, except actions, suits and proceedings that are fully covered by insurance and that, if adversely determined, would not impair materially the ability of Borrower or its Subsidiaries to perform each and every one of their respective obligations under and by virtue of the Loan Documents; and to Borrower's knowledge, neither Borrower nor any Subsidiary is in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

         3.07 FINANCIAL STATEMENTS. The financial statement(s) of Borrower and its Subsidiaries heretofore delivered to Lender are true and correct in all material respects, have been prepared on the basis of accounting principles consistently applied, and, except with regard to interim financial statements which may be subject to year-end adjustments, fairly present the financial condition of the subjects thereof as of the date(s) thereof. No material adverse change has occurred in the financial condition of Borrower and its Subsidiaries since the date(s) thereof, and no additional borrowings have been made by Borrower or its Subsidiaries since the date(s) thereof other than in the ordinary course of business.

         3.08 NO DEFAULTS. Except as set forth on SCHEDULE 8.03, no default or event of default by Borrower or its Subsidiaries exists under this Agreement or any of the other Loan Documents, or under any other instrument or agreement to which Borrower or its Subsidiaries is a party or by which Borrower or any Subsidiary or its respective properties may be bound or affected, and no event has occurred

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and is continuing that with notice or the passage of time or both would constitute a default or event of default thereunder.

         3.09 COMPLIANCE WITH LAW. Borrower and its Subsidiaries have obtained all necessary licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted.
To Borrower's knowledge, Borrower and each Subsidiary is in compliance with all laws, regulations, decrees and orders applicable to it (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition) to the extent that noncompliance, in the aggregate, cannot reasonably be expected to have a material adverse effect on its business, operations, property or financial condition and will not materially adversely affect its ability to perform its obligations under the Loan Documents.

         3.10 NO BURDENSOME RESTRICTIONS. No instrument, document or agreement to which Borrower or its Subsidiaries is a party or by which Borrower, any Subsidiary or its respective properties may be bound or affected materially adversely affects, or may reasonably be expected to so affect, the business, operations, property or financial condition thereof.

         3.11 TAXES. Borrower and each Subsidiary has filed or caused to be filed all tax returns that to its knowledge are required to be filed (except for returns that have been appropriately extended), and has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved). No tax liens have been filed against Borrower, any Subsidiary or any of the respective property thereof.

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         3.12 COLLATERAL. Each of Borrower and its Subsidiaries has all
necessary right, power end authority to grant to Lender a valid and enforceable security interest in the collateral security for the Secured Obligations. Except as provided in Section 2.01 and on SCHEDULE 3.04, Lender's security interest in such collateral security constitutes a first and prior lien upon and security interest in such collateral, and, except for liens arising by operation of law, no other person or entity has any right, title, interest, security interest, claim or lien with respect thereto.

         3.13 CERTAIN TRANSACTIONS. Except as to indebtedness incurred in the ordinary course of business and approved by the Board of Directors of Borrower or the appropriate Subsidiary and except as otherwise disclosed in
SCHEDULE 3.13, neither Borrower nor any Subsidiary is indebted, directly or indirectly, to any of its respective officers or directors or to their respective spouses or children, in excess of an aggregate amount of $50,000; none of said officers or directors or any members of their immediate families are indebted to the Borrower or any Subsidiary in excess of an aggregate amount of $50,000 or have any direct or indirect ownership interest in any firm or corporation with which the Borrower or any Subsidiary is affiliated or with which the Borrower or any Subsidiary has a business relationship, or any firm or corporation which competes with the Borrower or any Subsidiary, except that officers and/or directors of the Borrower or any Subsidiary may own no more than 4.9% of the outstanding stock of publicly traded companies which competes directly with the Borrower or any Subsidiary. No officer or director or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Borrower or any Subsidiary unless such contract has been fully disclosed to and approved by the Board of Directors of the Borrower or such Subsidiary is on arm's length terms. Neither the Borrower nor any Subsidiary is a guarantor or indemnitor of any indebtedness, other than the Loan and indebtedness of the Borrower or any Subsidiary, of any other person, firm or corporation.

         3.14 TITLE TO PROPERTY. Except as described on SCHEDULE 3.14 or in the financial statements, neither Borrower nor any Subsidiary own any real property. As of the date

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hereof, the Borrower and each Subsidiary has good and marketable title to all of its personal property, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever, except as disclosed on SCHEDULE 3.14 hereto and except for such claims, liens, encumbrances, equities and restrictions as are not in the aggregate material to the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole.

         3.15 INTELLECTUAL PROPERTY. Except as set forth in SCHEDULE 3.15, the Borrower and each Subsidiary are the lawful owners of the proprietary information free and clear of any claim, right, trademark, patent or copyright protection of any third party. As used herein, "proprietary information" includes without limitation (a) the Software Collateral Package (as hereinafter defined), (b) any computer software and related documentation, inventions, technical and nontechnical data related thereto, and (c) other documentation, inventions and data related to patterns, plans, methods, techniques drawings, finances, customer lists, suppliers, products, special pricing and cost information, designs, processes, procedures, formulas, research data owned or used by Borrower or marketing studies conducted by Borrower, all of which Borrower considers to be commercially important and competitively sensitive and which generally has not been disclosed to third parties other than customers in the ordinary course of business. Except as set forth in SCHEDULE 3.15, the Borrower and each Subsidiary has good and marketable title to all patents, trademarks, trade, names, service marks, copyrights or other intangible property rights, and registrations or applications for registration thereof, owned by Borrower or its Subsidiaries or used or required by each such entity in the operation of its business as presently being conducted. Neither Borrower nor any Subsidiary has knowledge of any infringements or conflict with (and knows of no infringement with or conflict with) asserted rights of others with respect to copyrights, patents, trademarks, service marks, trade names, trade secrets or other intangible property rights or know how which could result in any material adverse effect upon the Borrower. To the Borrower's knowledge, no products or processes of the Borrower or any Subsidiary infringe or conflict with any rights of patent or

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copyright, or any discovery, invention product or process, that is the subject of a patent or copyright application or registration known to Borrower. The Borrower follows such procedures as the Board of Directors of the Borrower deem necessary or appropriate to provide reasonable protection of the Borrower's trade secrets and proprietary rights in intellectual property of all kinds. To the knowledge of the Borrower, no person employed by or affiliated with the Borrower has employed or proposes to employ any trade secret or any information or documentation proprietary to any former employer, and to the knowledge of the Borrower, no person employed by or affiliated with the Borrower has violated any confidential relationship that such person may have had with any third person, in connection with the development, manufacture or sale of any product or proposed product or the development or sale of any service or proposed service of the Borrower.

         3.16 STATEMENTS NOT FALSE OR MISLEADING. No representation or warranty given as of the date hereof by the Borrower contained in this Agreement or any schedule attached hereto or any statement in any document, certificate or other instrument furnished or to be furnished to the Lender pursuant hereto, taken as a whole, contains or will (as of the time so furnished) contain any untrue statement of a material fact, or omits or will (as of the time so furnished) omit to state any material fact which is necessary in order to make the statements contained therein not misleading.

         3.17. SMALL BUSINESS CONCERN. The Company, together with its "affiliates" (as that term is defined in Title 13, United States Code of
Federal Regulations Section 121.401, if any, is a   "small business concern"
within the meaning of Section 121.802 of Title 13 of the United States Code of Federal Regulations. The information set forth in the Small Business Administration Form 480, Form 652-D and Part A of Form 1031 regarding the Company is accurate and complete.

         3.18 SURVIVAL. The representations and warranties of the Borrower contained in this Agreement shall survive until the later of five years following the execution and delivery of this Agreement or until this Agreement terminates in accordance with Article VII hereof.

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                                   ARTICLE IV

                            COVENANTS AND AGREEMENTS

         Borrower covenants and agrees that during the term of this Agreement:

         4.01 PAYMENT OF SECURED OBLIGATIONS. Borrower Shall pay the indebtedness evidenced by the Note according to the terms thereof, and shall timely pay or perform, as the case may be, all of the other Secured Obligations.

         4.02 SALES OF AN ENCUMBRANCES ON COLLATERAL. Borrower will not, and will cause each of its Subsidiaries not to, sell, exchange, lease, negotiate, pledge, assign or grant any security interest in or otherwise dispose of the collateral security described in Section 2.01 or the Security Instruments to anyone other than Lender, nor permit any other lien of any kind to attach thereto without Lender's prior written consent, except:

              (i) purchase money liens granted by Borrower or such Subsidiary (including the interest of a lessor under a capital lease) arising in the ordinary course of business;

              (ii) liens arising by operation of law;

              (iii) liens with respect to judgments or attachments which are actively contested by Borrower or such Subsidiary and which do not have a material adverse effect on the business of Borrower or such Subsidiary; and

              (iv) a lien on accounts receivable granted by Borrower or such Subsidiary to a third party lender providing up to $l,000,000 of additional financing to Borrower or its Subsidiaries.

Nothing contained in this Section 4.02 or elsewhere in this Agreement or any other Loan Document shall prohibit any of the following transactions from being undertaken by the Borrower or any subsidiary:

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              (a) The acquisition from time to time of equipment for use in the ordinary course of its business, whether said equipment is financed through a purchase money security interest or capitalized leases.

              (b) The sale from time to time of equipment due to obsolescence, replacement or repair and, in such event, any security interest therein shall be released at the time of said sale, and any new equipment shall be subject to the Lender's security interest hereunder.

              (c) The granting of licenses from time to time to third parties of the right to use software and, in said events, the rights granted to said third parties to use said software pursuant to the applicable license agreement shall be prior to any rights of the Lender hereunder. Said grants shall be in accordance with the ordinary and normal course of business of the Borrower, consistent with past practice, or customary in the software industry. At the request of any customer, the Lender shall confirm in writing that any interest which it may have in any of the collateral will not adversely affect the rights of the customer under said license agreement.

              (d) The sale by the Borrower of any of its unprofitable subsidiaries, provided said sale is to unaffiliated third parties.

         4.03 MAINTAIN SOFTWARE COLLATERAL PACKAGE. During the term of this Agreement and any extension hereof, Borrower will maintain for the benefit of the Lender, at Borrower's principal place of business, a package consisting of (i) accurate, current, complete copies of each component of the Software in source code form and in machine readable object code as well as the associated job control language

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and any other software needed to compile and link-edit the code in order that it will compile; (ii) all documentation, specifications, instructions, user manuals and other written materials and software necessary to run the Software, to provide a complete understanding of the development of the Software, and to enable the continued and uninterrupted marketing of the Software; and (iii) a listing of all programs represented by the source codes (collectively, the "Software Collateral Package"). Borrower will maintain at its principal place of business archival copies of all such Software and will take all actions necessary to update and currently maintain the Software Collateral Package to reflect the most recent changes thereto.

         4.04 USE OF PROCEEDS. Borrower shall use the proceeds of the Loan for any corporate and business purpose of the Borrower or its Subsidiaries, excluding, however, without the prior written consent of Lender, passive investments, capital expenditures, acquisitions or purchases other than in the ordinary course of business consistent with past practices.

         4.05 FURTHER ASSURANCES. Borrower will take all actions requested by Lender to create and maintain in Lender's favor valid liens upon, security titles to and/or perfected security interests in any collateral security described in Section 2.01 or Security Instruments and all other security for the Secured Obligations now or hereafter held by or for Lender. Without limiting the foregoing, Borrower agrees to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Lender's security interests, and to cooperate with Lender in the filing or recording and renewal thereof.

         4.06 LIMITATIONS ON DEBT AND OBLIGATION. Except as to the indebtedness incurred pursuant to the Note, or as listed on SCHEDULE 3.13 or accounts payable and other trade payables incurred in the ordinary course of business, Borrower shall not incur additional indebtedness in excess of $1,000,000. Borrower agrees that all loans, debts and obligations will be incurred only after Lender has been notified, at the address set forth in Section 8.09 of this Agreement.

         4.07 FINANCIAL STATEMENTS AND REPORTS. Beginning with the month ended May, 1992 and until such time as the Loan is no longer outstanding, Borrower shall furnish to Lender (i) within one hundred and twenty (120) days after the end of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Subsidiaries as of the close of such fiscal year, statements of earnings and retained earnings of Borrower and its Subsidiaries as of the close of such fiscal year, and statements of cash flows for Borrower and its Subsidiaries for such fiscal year, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, and in such form as has customarily been prepared by Borrower, and a certificate of the chief executive or chief financial officer of Borrower, stating that, to the best of the knowledge of such officer, Borrower has kept, observed, performed and fulfilled each covenant, term and condition of this Agreement and the other Loan Documents during the preceding fiscal year and that no Event of Default hereunder has occurred and is continuing (or if an Event of Default has occurred and is continuing, specifying the nature of same, the period of existence of same and the action Borrower proposes to take in connection therewith), (ii) within thirty (30) days of the end of each calendar month, balance sheets of Borrower and its Subsidiaries as of the close of such month and statements of earnings and retained earnings of Borrower and its Subsidiaries as of time close of such month, all in reasonable detail, and prepared on the basis of accounting principles consistently applied, and (iii) with reasonable promptness, such other financial data as Lender may reasonably request.

         4.08 MAINTENANCE OF BOOKS AND RECORDS; INSPECTION. Borrower shall maintain its books, accounts and records on the basis of accounting principles consistently applied, and permit a representative of Lender, at Lender's expense, to visit and inspect any of its properties (including but not limited to the collateral security described in Section 2.01 or the Security Instruments), corporate books and financial records, and to discuss its accounts, affairs and finances with Borrower or the principal officers of Borrower during reasonable business hours, all at such times as Lender may reasonably request.

         4.09 INSURANCE. Without limiting any of the requirements of any of the other Loan Documents, Borrower shall maintain, in amounts customary for entities engaged in comparable business activities, life, fire, liability and other forms of insurance on its properties (including but not limited to the collateral security now or hereafter securing payment and performance of the Secured Obligations), against such hazards and in at least such amounts as is customary in Borrower's business. At the request of Lender, Borrower will deliver forthwith a certificate specifying the details of such insurance in effect.

         4.10 TAXES AND ASSESSMENTS. Borrower shall, and shall cause its Subsidiaries to, (a) file all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (b) pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower or its respective Subsidiaries, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (c) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that Borrower in good faith may contest any such tax, assessment, governmental charge or levy described in the foregoing clauses (b) and (c) so long as appropriate reserves are maintained with respect thereto.

         4.11 CORPORATE EXISTENCE. Borrower shall maintain its corporate existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is required by applicable law.

         4.12 COMPLIANCE WITH LAW AND AGREEMENTS. Borrower shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which Borrower is a party or by which Borrower or any of its properties is bound. Without limiting the foregoing, Borrower shall pay all of its indebtedness promptly in accordance with the terms thereof.

         4.13 NOTICE OF DEFAULT. Borrower shall give written notice to Lender of the occurrence of any default, event of default or Event of Default under this Agreement or any other Loan Document promptly upon the occurrence thereof.

         4.14 NOTICE OF LITIGATION. Borrower shall give notice, in writing, to Lender of (i) any actions, suits or proceedings instituted by any persons whomsoever against Borrower or materially affecting any of the assets of Borrower, and (ii) any dispute between Borrower on the one hand and any governmental regulatory body on the other hand, which dispute might interfere with the normal operations of Borrower; provided, however, that Lender shall not disclose any such information to any third party other than Lender's counsel and except to the extent compelled by legal process or law or otherwise authorized by Borrower.

         4.15 CONDUCT OF BUSINESS. Borrower will continue to engage, in an efficient and economical manner, in a business of the same general type as conducted by it on the date of this Agreement.

         4.16 ERISA PLAN. If Borrower has in effect, or hereafter institutes, a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. Section 1001 ET SEQ. (1975), as
amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) Borrower hereby warrants that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement,
(ii) Borrower hereby covenants that throughout the existence of the Plan, Borrower's contributions under the Plan will meet the minimum funding standards required by ERISA and

Borrower will not institute a distress termination of the Plan, and (iii) Borrower covenants that it will send to Lender a copy of any notice of a reportable event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed.

         4.17 OBSERVER RIGHTS. Borrower shall invite one representative of Lender to attend, at Lender's expense, all meetings of Borrower's Board of Directors and all committees of Borrower's Board of Directors in a nonvoting capacity and, in this respect, shall give such representative copies of all notices and meeting agenda in advance of such meetings and shall permit such representative to review all documents and other materials provided to directors at such meetings.

         4.18 INFORMATION. Borrower will furnish to Lender such financial data and other information relating to the business of Borrower and its Subsidiaries as Lender may from time to time reasonably request. Borrower will, upon reasonable request, cooperate fully with Lender, Lender's representatives and counsel in the preparation of any document or other material which may be required by the United States Small Business Administration or any other governmental agency as a predicate to or result of the transaction herein contemplated.

                                   ARTICLE V

                             CONDITIONS TO CLOSING

         5.01 CONDITIONS OF THE LENDER OBLIGATIONS. The obligation of the Lender to make the Loan is subject to the receipt by Lender of the following documents, each of which shall be satisfactory to Lender in form and substance:

              (a) CORPORATE DOCUMENTS. A copy of the Articles of
         Incorporation of the Borrower, as amended and restated, certified by the Secretary of State of Florida, and a certificate of good standing from the Secretary of State, each as of a recent date.

              (b) OFFICER'S CERTIFICATE. A certificate of the President and Chief Executive Officer of Borrower to the effect set forth in EXHIBIT C hereto.

              (c) OPINION OF COUNSEL. The opinion of Akerman,
         Senterfitt & Eidson, P.A., counsel to Borrower, in form satisfactory to Waller Lansden Dortch & Davis, counsel to the Lender, substantially in the form of EXHIBIT D hereto.

              (d) THE NOTE. The Note, duly completed and executed.

              (e) SUBSIDIARY STOCK CERTIFICATES. Certificates representing all of the outstanding shares of capital stock owned by Borrower of each of Borrower's Subsidiaries accompanied by duly executed instruments of transfer or assignments in blank.

              (f) GUARANTY AND SECURITY AGREEMENT. The Guaranty and
         Security Agreement, duly completed and executed by each of Borrower's Subsidiaries.

              (g) UCC-1 FINANCING STATEMENTS. Financing Statements on
         Form UCC-1 duly completed and executed by Borrower and each of its Subsidiaries securing the rights of Lender to the collateral security listed in Section 2.01 and the Guaranty and Security Agreement.

              (h) IBM SUBORDINATION OF SECURITY INTEREST. A written agreement between Lender and IBM Credit Corporation pursuant to which IBM Credit Corporation agrees to subordinate to Lender its security interest in the Collateral other than certain equipment as provided in
         Section 2.01(A)(i) hereof.

              (i) STOCK PURCHASE WARRANT. A Stock Purchase Warrant to purchase up to 30,000 shares of the Borrower's Common Stock.

              (j) COMMITMENT FEE. Evidence that the Commitment Fee provided in Section 1.02 has been or is being paid in full.

                                   ARTICLE VI

                               DEFAULT AND REMEDIES

         6.01 EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

              (a) Default in the payment of the principal of or interest on the indebtedness evidenced by the Note in accordance with the terms of the Note, which default is not cured within fifteen (15) business days;

              (b) Failure by Borrower to update and keep current the Software Collateral Package

              (c) Any misrepresentation by Borrower as to any material matter hereunder or under any of the other Loan Documents, or delivery by Borrower of any schedule, statement, resolution, report, certificate, notice or writing to Lender that is untrue in any material respect on the date as of which the facts set forth therein are stated or certified;

              (d) Failure of Borrower to perform any of its obligations under this Agreement, any of the Security Instruments or any of the other Loan Documents;

              (e) Borrower (i) admits in writing its inability to pay its debts generally as they become due; or (ii) shall make an assignment for the benefit of creditors or petition or apply to any tribunal for the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (iii) shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or (iv) shall have had any such petition or application filed or any such proceeding commenced against it in which an order for relief is entered or an adjudication or appointment is made; or (v) shall indicate, by any act or omission, its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial part of its assets; or (vi) shall suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of thirty (30) days or more;

              (f) Borrower shall be liquidated, dissolved, partitioned or terminated, or the articles of incorporation thereof shall expire or be revoked;

              (g) A default or event of default shall occur under any of the other Loan Documents and, if subject to a cure right, such default or event of default shall not be cured within the applicable cure period;

              (h) Borrower shall default in the timely payment or performance of any obligation now or hereafter owed to Lender in connection with any indebtedness of Borrower now or hereafter owed to Lender other than the Loan; or

              (i) Borrower shall default in the timely payment or performance of any indebtedness other than the Loan, which in the aggregate exceeds $10,000 and which is not actively contested by Borrower.

         With respect to any Event of Default described above that is capable of being cured and that does not already provide its own cure procedure (a "Curable Default"), the occurrence of such Curable Default shall not constitute an Event of Default hereunder if such Curable Default is fully cured and/or corrected within thirty (30) business days (ten (10) business days, if such Curable Default may be cured by payment of a sum of money) of notice thereof to Borrower; provided, however, that any Curable Default which may be cured by payment of a sum of money may be cured, for purposes of this
Section 6.01, by a Subsidiary of Borrower.

         6.02 ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described in subsection 6.01, the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender shall be immediately due and payable in full; and upon the occurrence of any other Event of Default described above, Lender at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by the Note as well as any and all other indebtedness of Borrower to Lender; all without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration, of the maturity of the indebtedness evidenced by the Note:

              (a) Lender shall be immediately entitled to exercise any and all rights and remedies possessed by Lender pursuant to the terms of the Security Instruments and all of the other Loan Documents;

              (b) Lender shall have all of the rights and remedies of a secured party under the Uniform Commercial Code; and

              (c) Lender shall have any and all other rights and remedies that Lender may now or hereafter possess at law, in equity or by statute.

         6.03 REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Lender by this Agreement or any of the other Loan Documents is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any of the other Loan Documents or now or hereafter existing at law, in equity or by statute. No delay or omission by Lender to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Agreement and the other Loan Documents to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

         6.04 PROCEEDS OF REMEDIES. Any or all proceeds resulting from the exercise of any or all of the foregoing remedies shall be applied as set forth in the Loan Document(s) providing the remedy or remedies exercised; if none is specified, or if the remedy is provided by this Agreement, then as follows:

              First, to the costs and expenses, including reasonable attorney's fees, incurred by Lender in connection with the exercise of its remedies;

              Second, to the expenses of curing the default that has occurred, in the event that Lender elects, in its sole discretion, to cure the default that has occurred;

              Third, to the payment of the Secured Obligations, including but not limited to the payment of the principal of and interest on the indebtedness evidenced by the Note, in such order of priority as Lender shall determine in it sole discretion; and

              Fourth, the remainder, if any, to Borrower or to any other person lawfully thereunto entitled.

                                     ARTICLE VII

                                     TERMINATION

         This Agreement shall remain in full force and effect until the later of (i) May 29, 1997, or (ii) the payment by Borrower of all amounts owed to Lender under the Loan Documents.

                                     ARTICLE VIII

                                    MISCELLANEOUS

         8.01 PERFORMANCE BY LENDER. If Borrower shall default in the payment, performance or observance of any covenant, term or condition of this Agreement, Lender may, at its option, pay, perform or observe the same, and all payments made or costs or expenses incurred by Lender in connection therewith (including but not limited to reasonable attorney's fees), with interest thereon at the highest default rate provided in the Note (if none, then at the maximum rate from time to time allowed by applicable law), shall be immediately repaid to Lender by Borrower and shall constitute a part of the Secured Obligations and be secured hereby until fully repaid. Lender shall be the sole judge of the necessity for any such actions and of the amounts to be paid.

         8.02 SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever in this Agreement one of the parties hereto is named or referred to, the heirs, legal representatives, successors, successors-in-title and assigns of such parties shall be included, and all covenants and agreements contained in this Agreement by or on behalf of Borrower or by or on behalf of Lender shall bind and inure to the benefit of their respective heirs, legal representatives, successors-in-title and assigns, whether so expressed or not.

         8.03 COSTS AND EXPENSES. Borrower agrees to pay all costs and expenses incurred by Lender in connection with the making of the Loan that is the subject of this Agreement, including but not limited to filing fees, recording taxes and reasonable attorney's fees, promptly upon demand of Lender. Borrower further agrees to pay all premiums for insurance required to be maintained pursuant to the terms of the Loan Documents and all of the out-of-pocket costs and expenses incurred by Lender in connection with the administration, servicing and/or collection of the Loan that is the subject of this Agreement, including but not limited to reasonable attorney's fees, promptly upon demand of Lender.

         8.04 ASSIGNMENT. The Note, this Agreement and the other Loan Documents may be endorsed, assigned and/or transferred in whole or in part by Lender, and any such holder and/or assignee of the same shall succeed to and be possessed of the rights and powers of Lender under all of the same to the extent transferred and assigned. Lender may grant participations in all or any portion of its interest in the indebtedness evidenced by the Note. Borrower shall not assign any of its rights nor delegate any of its duties hereunder or under any of the other Loan Documents without the prior express written consent of Lender.

         8.05 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of Borrower hereunder and under all of the other Loan Documents.

         8.06 SEVERABILITY. If any provision(s) of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         8.07 INTEREST AND LOAN CHARGES NOT TO EXCEED MAXIMUM ALLOWED BY LAW. Anything in this Agreement, the Note, the Security Instruments or any of the other Loan Documents to the contrary notwithstanding, in no event whatsoever, whether by reason of advancement of proceeds of the loan made pursuant to this Agreement, acceleration of the maturity of the unpaid balance of the loan or otherwise, shall the interest and loan charges agreed to be paid to Lender for the use of the money advanced or to be advanced hereunder exceed the maximum amounts collectible under applicable laws in effect from time to time. It is understood and agreed by the parties that, if for any reason whatsoever the interest or loan charges paid or contracted to be paid by Borrower in respect of the indebtedness evidenced by the Note shall exceed the maximum amounts collectible under applicable laws in effect from time to time, then IPSO FACTO, the obligation to pay such interest and/or loan charges shall be reduced to the maximum amounts collectible under applicable laws in effect from time to time, and any amounts collected by Lender that exceed such maximum amounts shall be applied to the reduction of the principal balance of the indebtedness evidenced by the Note and/or refunded to Borrower so that at no time shall the interest or loan charges paid or payable in respect of the indebtedness evidenced by the Note [exceed] the maximum amounts permitted from time to time by applicable law.

         8.08 ARTICLE AND SECTION HEADINGS; DEFINED TERMS. Numbered and titled article and section headings and defined terms are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Agreement.

         8.09 NOTICES. Any and all notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery, telecopy or telex or the date of mailing (or delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purposes of this Agreement:


The Address of                 Sirrom Capital, L.P.
Lender is:                     Nashville City Center, Suite 900
                               511 Union Street
                               Nashville, Tennessee  37219
                               Attention:  George M. Miller, II


with a copy to:                Waller Lansden Dortch & Davis
                               Nashville City Center
                               511 Union Street, Suite 2100
                               Nashville, Tennessee  37219-1760
                               Attention:  J. Chase Cole, Esq.


The Address of                 CCS Technology Group, Inc.
Borrower is:                   900 Winderley Place
                               Maitland, Florida  32751
                               Attention:  Edward F. Hargroves,
                               President and Chief Executive Officer
with a copy to:                Akerman, Senterfitt & Eidson, P.A.
                               17th Floor, Firstate Building
                               255 South Orange Avenue
                               Post Office Box 231
                               Orlando, Florida  32802-0231
                               Attention:  Patrick T. Christiansen, Esq.


         8.10 ENTIRE AGREEMENT. This Agreement and the other written agreements between Borrower and Lender represent the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreements are merged herein; provided, however, if there is a conflict between this Agreement and any other document executed contemporaneously herewith with respect to the Secured Indebtedness, the provision most favorable to Lender shall control.

         8.11 MISCELLANEOUS. This Agreement shall be construed and enforced under the laws of the State of Tennessee. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be executed by their duly authorized officers, as of the day and year first above written.

                             LENDER:

                             SIRROM CAPITAL, L.P.

                             By:  Sirrom Corporation
                                  Its General Partner

                             By:  /s/ George M. Miller, II
                                  ------------------------
                                  George M. Miller, II
                                  Vice President

                             BORROWER:

                             CCS TECHNOLOGY GROUP, INC.

                             By: /s/ Edward A. Hargroves
                                 -------------------------
                                 Title: President

                       INDEX OF SCHEDULES AND ATTACHMENTS


Exhibit A.                Form of Secured Promissory Note

Exhibit B.                Form of Guaranty and Security Agreement

Exhibit C.                Form of Officer's Certificate

Exhibit D.                Form of Opinion of Counsel

Schedule 2.01             Software Collateral

Schedule 2.01(A) (vi)     Stock of Subsidiaries

Schedule 3.04             Other Transactions

Schedule 3.06             Litigation

Schedule 3.08             Defaults

Schedule 3.13             Insider Transactions

Schedule 3.14             Title to Property

Schedule 3.15             Intellectual Property

                                  SCHEDULE 2.01
                               SOFTWARE COLLATERAL


CCS Technology Group, Inc. Software Systems and ownership Rights

I. Products/Systems/Modules owned solely by CCS

   CARDPAC   -    Transaction Management System
                  CMP -    Cardholder/Merchant Processing
                           (CARDPAC Base System)
                  OLA -    On-Line Authorizations
                  OLC -    On-Line Collections (Formerly CMC
                           or CMCS - Collections Management
                           and Control System)
                  ITS -    Interchange Tracking System
                  SBS -    Settlement and Balancing System
                  CSM -    Customer Service Module

   VISION 21 -    Retail Credit Portfolio Management System
                  CMS -    Credit Management System
                           (Vision21 Base System)
                  CAS -    Customer Authorization System
                  CTA -    Collection, Tracking and Analysis
                  ASM -    Account Services and Management System
                  RMS -    Retail Merchant System

   Combined Products (Work with both CARDPAC and VISION21 Systems)

                  CDM -    Credit Decision Management
                           (Formerly APS - Application
                           Processing System)
                  MTS -    Memo Tickler System
                  LTS -    Letters System
                  EXAM -   Utility Extract System
                  SPP -    Securitization Portfolio
                           Processing
                  SS/IMP - Security and Implementation System

                  PARS -   Data Dictionaries and User Exits
                           to interface the CCA (Praxis)
                           IMAGINE produt to the CCS
                           Products.

   Other Systems
                  UCS -    Utilities Collection System

II. Products offered by CCS to users but owned by third parties & CCS

Magnum    BAS       - Bureau Access System (CREDITCHEK) -
                      interfaces to CDM

PRAXIS/   IMAGINE   - Report Writer and Inquiry Utility
CCA       Marketpulse - Direct Marketing Management System

FAIR,     TRIAD     -   Behavorial Scoring and
ISSAC                   Analysis/Adaptive Control System

                          SCHEDULE 2.01 (A) (vi)

                          STOCK OF SUBSIDIARIES

         (1)  Credit Card Software Group, Inc.
              1,000 shares - par value:  $1 per share

         (2)  Revolving Credit Solutions, Inc.
              1,000 shares - par value:  $1 per share

         (3)  Credit Card Software International, Inc.
              1,000 shares - par value:  Fifty Cents per share

                               SCHEDULE 3.04

The Company is the maker of a demand promissory note dated October 31, 1991, payable to a Sales employee of the Company for $150,000 with 10% interest per annum. This note is included in the Company's financial statement as short term debt.

                                   SCHEDULE 3.06

                                CLAIMS & LITIGATION

On April 21, 1992, the Company received a letter (copy attached) from an Orlando attorney on behalf of two employees who were released as part of a general reduction in work force. They were pregnant at the time of their release. They threaten to file a claim with the EEOC for discrimination. The Company replied per the attached letter dated May 1, 1992, by Irving Miller, Esquire, of the law firm of Akerman, Senterfitt and Eidson. We believe the claims are without merit.

I am not aware of any other such claims or litigation.

/s/ P. Richard Biondo                               May 26, 1992
-----------------------------                    --------------------
P. Richard Biondo
Corporate Counsel & Secretary

                                  SCHEDULE 3.08

                                    DEFAULTS

                                      NONE

May 28, 1997


PaySys International, Inc.
900 Winderley Place
Maitland, Florida  32751
Attention:  Michael R. Vandiver


                   Re: Amendment to that certain Loan Agreement dated May 29, 1992 (the "Loan Agreement"), by and between Sirrom Capital, L.P. ("Sirrom") and CCS Technology Group, Inc. ("Borrower")

Dear Mr. Vandiver:

         The purpose of this letter is to confirm an amendment to the Loan Agreement and the Loan Documents. Capitalized terms not otherwise defined shall have the meanings set forth in the Loan Agreement. Specifically, we have agreed to amend the Loan Documents as follows:

         1. CCS Technology Group, Inc. has changed its name to PaySys International, Inc.

         2.   Sirrom Capital Corporation is the successor to Sirrom Capital,
              L.P.

         3. Sirrom Capital Corporation has assigned its interest in the Secured Promissory Note dated May 29, 1992, executed by CCS Technology Group, Inc. in favor of Sirrom Capital, L.P. (the "Note"), the Stock Purchase Warrant between CCS Technology Group, Inc. and Sirrom Capital, L.P. (the "Warrant"), and the other Loan Documents to Sirrom Investments, Inc.

         4.   The Note is amended as follows:

              Principal shall be paid as follows:  $100,000
              shall be due and payable on June 2, 1997 and

              $900,000 shall be due and payable on
              September 1, 1997. The maturity date as defined in the Note shall be September 1, 1997.

         5. The Warrant is amended to provide that it shall be exercisable until September 30, 1997.

If you find that the foregoing adequately sets forth your understanding and agreement with respect to the above, please execute this Letter Agreement where indicated below.

                                  Sincerely,

                                  SIRROM INVESTMENTS, INC. (assignee
                                  of Sirrom Capital Corporation, the successor of Sirrom Capital, L.P.)

                                  By: ________________________________
                                  Title: _______________________________


Accepted and agreed to as of May  ____, 1997

PAYSYS INTERNATIONAL, INC.
(formerly CCS Technology Group, Inc.)


By: __________________________________
Title: _________________________________